EXHIBIT 21

                      OLYMPIC CASCADE FINANCIAL CORPORATION


Subsidiaries of the Registrant

September 30, 2003


                                                              Percentage
                                                              of Voting
                                               State of       Securities
Subsidiary Name                             Incorporation       Owned
---------------                             -------------     ----------
National Securities Corporation              Washington         100%

Robotic Ventures Group LLC                   Delaware          24.5%


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